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                                                 SCHEDULE X

                              VULCAN MATERIALS COMPANY AND SUBSIDIARY COMPANIES

                                            SHORT-TERM BORROWINGS

                            For the Years Ended December 31, 1993, 1992 and 1991
                                         Dollar Amounts in Thousands


              Column A                        Column B    Column C    Column D     Column E      Column F
                                                                      Maximum      Average       Weighted
                                                          Weighted     Amount       Amount       Average
                                              Balance     Average    Outstanding  Outstanding   Interest Rate
    Category of Aggregate                    at End of    Interest   During the   During the     During the
    Short-Term Borrowings                      Period       Rate       Period     Period (1)     Period (2)
    Year ended December 31, 1993:
     Notes payable to banks.................    $   --          --    $ 12,000     $ 1,327          3.34%
     Commercial paper.......................        --          --      63,000      24,202          3.23
     All categories.........................        --          --      64,000      25,529          3.24

    Year ended December 31, 1992:
     Notes payable to banks.................    $   --          --    $  9,500     $   529          4.46%
     Commercial paper.......................        --          --      56,000      20,763          3.75
     All categories.........................        --          --      56,300      21,292          3.77

    Year ended December 31, 1991:
     Notes payable to banks.................    $   --          --    $ 14,900     $ 1,430          6.70%
     Commercial paper.......................     9,763        5.79%    128,000      73,579          6.52
     All categories.........................     9,763        5.79%    128,000      75,009          6.52


    (1) The average amount outstanding during the period was computed by dividing the total of the daily outstanding principal balances by the actual number of days in the calendar year.

    (2) The weighted average interest rate during the period was computed by dividing the actual interest expense by the average amount outstanding during the period.
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